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                                                        Exhibit 23.2

                        Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in
the Registration Statement (Form S-3 No. 333-      ) and related Prospectus of
Life Re Corporation for the registration of 345,000 Units and to the incorporation by reference therein of our report dated February 4, 1997, with respect to the consolidated financial statements and schedule of Life Re Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP


Stamford, Connecticut
March 9, 1998